Exhibit 99.2
AUTOBYTEL INC.

Moderator: Jeffrey Coats
August 4, 2016
5:00 p.m. ET

Operator:	This is conference # 36348774.

Operator:	Good afternoon, everyone. Thank you for participating in today's conference call to discuss Autobytel's Financial Results for the Second Quarter Ended June 30, 2016.

Joining us today are Autobytel's President and CEO, Jeff Coats; the company's CFO, Kimberly Boren; and the Company's outside Investor Relations Advisor, Sean Mansouri, with Liolios Group. Following the results, we'll open the call for your questions.

I would now like to turn the call over to Mr. Mansouri for some introductory comments.

Sean Mansouri:
Thank you. Before I introduce Jeff, I remind you that during today's call, including the question-and-answer session, any projections and forward-looking statements made regarding future events or Autobytel's future financial performance are covered by the Safe Harbor statements contained in today's press release, the slides accompanying this presentation, and the Company's public filings with the SEC. Actual events may differ materially from those forward-looking statements.

Specifically, please refer to the Company's Form 10-Q for the quarter ended June 30, 2016, which was filed prior to this call, as well as other filings made by Autobytel with the SEC from time to time. These filings identify factors that could cause results to differ materially from those forward-looking statements.

There are slides included with today's presentation to help illustrate some of the points being made and discussed during the call. The slides can be accessed by visiting Autobytel's website at www.autobytel.com. When there, go to Investor Relations and then click on Events and Presentations.

Please also note that during this call and/or in the accompanying slides, management will be disclosing non-GAAP income and non-GAAP EPS, which are non-GAAP financial measures as defined by SEC Regulation G. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in today's press release and/or in the slides, which are posted on the Company's Web site.

And with that, I'll turn the call over to Jeff.

Jeff Coats:
Thank you, Sean. Good afternoon, everyone. Thank you for joining us today to discuss our second-quarter 2016 results. The momentum from our first quarter has carried into the second quarter. We reported record Q2 revenues driven by the continued ramp in our click revenues, lead program expansion with nearly all of our OEM customers, and full-quarter contribution from Dealix, which we acquired in late May 2015.

Our focus on lead quality continues to produce the intended results, as we once again experienced record demand from our dealer and OEM customers. This has led to greater customer retention and higher ROI for our customers, which we believe is a vital component to consistent growth over the long term.

The integration of AutoWeb remains on track, and its performance continues to exceed our expectations. In fact, click revenues increased 459 percent year over year, to $3.7 million, and clicks continue to ramp at an accelerating rate. We also continue to expect the launch of our new click-enhanced product solution by the end of the third quarter, along with a beta version of our brand-new UsedCars.com site.

But before commenting further, I'd like to turn the call over to Kim and have her take us through the important details of our financial results. Kim?

Kimberly Boren:
Thanks, Jeff, and good afternoon, everyone. For those of you following along with our earnings presentation, on slide 4 you can see our second-quarter revenues increased 19 percent to a Q2 record $36.1 million compared to $30.4 million in the year-ago quarter. The increase was partially driven by the acquisitions of Dealix and AutoWeb, as well as the expansion of nearly all OEM programs.

Lead revenue from automotive dealers, our retail channel, was roughly flat at $12.9 million compared to last year, while lead revenue from automotive manufacturers and wholesale customers, our wholesale channel, increased 18 percent, to $16.4 million. The wholesale channel increase was driven by another quarter of record demand from our OEM customers.

It is important to note that the disparity in growth from our retail versus our wholesale channel this quarter was primarily driven by a restructuring of contract with one of our larger OEM customers. We made this accommodation for a valued customer who chose Autobytel to supply their OEM program through one consolidated lead channel. We made this change in April and moved lead volume for 190 of their retail dealers into one comprehensive OEM program, which includes approximately all 800 of this OEM's dealers in the US.

It's worth noting that this OEM program is one of the most progressive in the industry in terms of business rules, dealer participation, pricing structure, and technology. So we decided to accept the OEM's request to expand our relationship. Since then, we have seen our volumes to this OEM increase, and we expect significant increases in the future as they expand this program with all of their dealers.

In addition, they are focused on enhancing the consumer experience in the dealerships, and our participation in this program will allow this OEM's dealers to leverage Autobytel's full suite of products, including traffic from AutoWeb, mobile solutions such as TextShield, and enhanced consumer engagement with SaleMove.

In short, we view this program transition as a positive for Autobytel, as we expect the benefit of higher volumes and cross-sell opportunities to greatly outweigh the reduction in retail dealer count.

Moving on to advertising, our advertising revenues increased 159 percent, to $5.3 million, compared to $2 million in the year-ago quarter. The increase was both due to growth in display and other advertising, as well as a significant increase in click revenues.

As discussed on our last quarterly call, we will now begin to detail our click revenues to provide even more transparency in this exciting new part of our business. With that said, on slide 5 you'll see click revenue in the second quarter increased 459 percent, to $3.7 million, compared to $658,000 in the same period last year. The triple-digit year-over-year increase in click revenue was driven by AutoWeb, which we acquired last October. The momentum in our click business is further evidenced by the 42 percent sequential increase from Q1.

Moving now to slide 6, you'll see that we delivered approximately 2.1 million automotive leads during the second quarter, a 7 percent increase over last year. Sequentially, lead volumes decreased as a result of Dealix lead-gen methodologies, which we walked away from late in the first quarter. Subsequently, we began to experience a strong recovery in late June as we continued to optimize Dealix's data methodologies and further expanded our own high-quality lead volumes.

Retail new leads were down slightly compared to the prior-year quarter due to the aforementioned transition of retail dealers to a comprehensive OEM program, while used leads slightly increased 1 percent. 72 percent of leads were delivered to the wholesale channel, with the remaining 28 percent to the retail channel. Retail new leads invoiced per dealer was up 15 percent year over year in the second quarter of 2016, and retail used leads invoiced per dealer was up 19 percent.

We delivered nearly 88,000 specialty finance leads during the quarter, up 1 percent from the year-ago period. Specialty finance lead revenue was up 3 percent, to $1.6 million, reflecting a favorable product mix and successful implementation of price increases.

On slide 7, you'll see dealer count stood at 4,412 as of June 30. Sequentially, the 7 percent decrease was largely due to the transition of 190 retail dealers to the aforementioned comprehensive OEM wholesale program.

When compared to the year-ago period, it's important to remember that we continue to work through the expected dealer churn from Dealix, which we acquired in May 2015. We've made great strides over the last year to raise the quality of the legacy Dealix business, both from a lead supply and dealer network perspective, and we will continue to focus on quality from Dealix, paring back leads and dealers where necessary.

As you may recall from last quarter, we eliminated between $2 million to $3 million in annualized revenue from Dealix leads that did not meet our quality standards. We began to replace this volume in late Q2 with our internally generated, higher-quality leads and remain committed to quality over volume to ensure that our dealer and OEM customers can continue to rely on Autobytel for high-value in-market consumer leads.

Now moving to slide 8, gross profit during the second quarter increased 18 percent to $13.9 million, and gross margin was 38.5 percent compared to 38.7 percent in the year-ago quarter.

The expected decline in gross margin was primarily due to a $296,000 net increase to $315,000 this quarter and the amortization of intangibles resulting from the Dealix and AutoWeb acquisitions. Excluding this amortization, gross margin would have been 39.4 percent.

Total operating expenses in the second quarter were $13 million compared to $10.1 million in the year-ago quarter. As a percentage of revenues, total operating expenses were 35.9 percent compared to 33.1 percent in the second quarter of 2015, with the increase largely due to last year's acquisitions of Dealix and AutoWeb and the corresponding $590,000 increase in amortization of intangibles.

Since making these acquisitions, our overall business has grown considerably. We've added nearly 50 percent more in headcount to approximately 300 employees and have acquired several new offices, which is largely the driver behind our year-over-year OpEx increase.

On a GAAP basis, net income in the second quarter was $430,000, or $0.03 per diluted share on 13.3 million shares compared to net income of $871,000, or $0.08 per diluted share, on 11.1 million shares in last year's second quarter. We expect our quarterly diluted share count in 2016 to remain around 13.4 million, contingent upon our share price and assuming current outstanding shares, warrants, options, and convertible debt remain constant.

For the second quarter, non-GAAP income, which adds back amortization on acquired intangibles, non-cash stock-based compensation, acquisition costs, severance costs, gain on investment, litigation settlements, and income taxes, was $3.2 million, or $0.24 per diluted share compared to $3.5 million, or $0.31, in the year-ago quarter. Cash provided by operations for the 2016 second quarter improved to $4.6 million compared to $3 million in the prior-year quarter.

On slide 9 you'll see that our cash balance remains strong, with cash and cash equivalents of $27.1 million at June 30, 2016, which represents a 13 percent increase from December 31, 2015. Total debt at June 30, 2016, was $24.4 million compared to $27 million at the end of 2015.

With that, I'll now turn the call back over to Jeff.

Jeff Coats:
Thank you, Kim. As I mentioned earlier, our second quarter was highlighted by the continued ramp in our click business, lead program expansion with nearly all of our OEM customers, and contribution from last year's acquisition of Dealix. I'll spend some time covering each of these topics, as well as an update on our used car initiatives.

Beginning with our click business, for those of you new to Autobytel, our click business came to us through our acquisition of AutoWeb, which is a pay-per-click programmatic advertising marketplace targeting the auto industry whose platform provides dealers and OEMs with access to some of the highest-intent car shoppers on the Internet and propels Autobytel into the fast-growing pay-per-click market.

As Kim noted earlier, the growth in AutoWeb's click volume continues to accelerate. We have increased volumes with existing clients and have added OEMs, large dealer groups and dealer agencies, all of which are eager to get high-quality traffic to their Web sites.

We've also begun to experience higher demand from Tier I and Tier II advertisers as well as from individual dealers. In fact, we are seeing record levels for click volume revenues and revenue per click, while our Autobytel Direct Traffic product that we market directly to automotive dealers is also continuing to scale with minimal dealer churn thus far.

On the last quarterly update, we discussed the migration of our previously outsourced development resources to our newly acquired in-house Guatemalan operations.

Although we have completed the migration, we continue to invest in development resources to further accelerate the growth of our click business, which we view as one of the most exciting and lucrative opportunities in our business. It's important to note that we are still in the very early stages of realizing AutoWeb's full capabilities and remain on track to launch our new click-enhanced product by the end of Q3.

Moving on to our strong lead volumes, during the second quarter, we expanded lead programs with all but one of our OEM customers. OEMs tend to be very selective in their digital marketing spend, and they continue to demonstrate increasing demand for our high-quality leads.

During the quarter, several OEMs were purchasing leads at volumes that were 30 percent to 40 percent higher than they had historically. We believe this is a direct result of our commitment to quality, which was further reflected by our decision to walk away from Dealix's lead-gen methodologies in Q1 that didn't meet our high quality requirements.

As Kim noted earlier, in late June we began to see a strong recovery in quality lead supply from Dealix, as well as our own internally generated leads, and we expect to continue investing in our core leads business to capitalize on the record level demand from our OEM and dealer customers.

I remind listeners that when you account for leads that we deliver to OEMs, we are actually delivering leads to approximately 22,000 dealer franchises, which includes our retail dealer network. The breadth of our influence on the auto industry is further illustrated on slide 10, where you can see that sales from consumers submitting leads through Autobytel's network accounted for approximately 5 percent of all new light vehicle retail sales in the United States in 2015.

On slide 11 you'll see that our estimated average buy rate for internally generated leads in the second quarter was 16 percent. This figure now includes the buy rate from Dealix leads, so we are pleased with our performance in raising the legacy Dealix lead quality thus far up to the low end of our targeted range of the 16 percent to 24 percent.

And on slide 12, as derived from IHS Automotive Reports, these estimated buy rates have remained consistently strong since Q1 2011, with Autobytel.com generating an average buy rate of 24 percent and all Autobytel internally generated leads at about 18 percent.

Now moving on to our used car business. Used car lead revenue in the second quarter grew 3 percent year over year, to $3.6 million, primarily due to Dealix. On a sequential basis, used car lead revenue was down as a result of the Dealix lead-gen methodologies we walked away from during the first quarter. However, similar to new car leads, we also began to experience a strong recovery in quality used lead supply from Dealix in late June.

Our used car business remains the focal point for growth, and we continue to increase the level of resources dedicated to sales and marketing as well as ramping the investment in our used car platforms for internal lead generation. This includes a special focus on the UsedCars.com site, which we acquired through Dealix last summer and we expect to relaunch by the end of Q3.

As a reminder, retail used car leads still only represent about 8 percent of our total leads business today and approximately 10 percent of revenue, even though used car sales in the United States are two to three times that of new car sales by volume.

We continue to believe there is a tremendous opportunity in the used car market. Over 37 million used cars were sold in the United States in 2015. And of those 37 million, only about 11 million occurred at franchised dealers, which is the primary end market we've targeted historically.

Our current used car initiatives will enable us to go after the vast market that does not includes franchised dealers, so there's plenty of white space in that market for us to meaningfully build relationships going forward. More information on our used car business can also be found on slide 13.

Moving on to the industry outlook, as you can see on slide 14, LMC Automotive and J.D. Power have the seasonally adjusted annual run rate, or SAARR, for total sales at 18.1 million units for July 2016, up from 17.5 million units one year ago. This is also up from the 16.6 million unit SAARR in June 2016.

Now moving on to our 2016 business outlook, highlighted on slide 15, we continue to expect 2016 revenue to range between $151 million and $155 million, which represents an increase of approximately 13 percent to 16 percent from 2015. We also continue to expect non-GAAP diluted EPS to range between $1.39 and $1.43, representing an increase of approximately 14 percent to 17 percent from 2015.

I'd like to remind listeners about the seasonality in our business and that historically, Q3 has been our strongest quarter of the year. It's important to note that this will be Autobytel's first full Q3 with AutoWeb.

We continue to view this part of our business as a significant growth opportunity, and it will require an increased amount of investment to accelerate the development of new products. This includes the click-enhanced product solution we're launching at the end of the third quarter, as well as a beta version of our new UsedCars.com site, among others.

With several near-term catalysts ahead, as well as expected growth in our core leads business, we intend to carry this momentum and deliver strong growth and profitability in the back half of the year.

Most importantly, we intend to continue providing dealers and OEMs with high-intent car buyers, regardless of channel, to ultimately help them sell more cars and trucks.

At this time, we'd like to open up the call for questions.

Operator:
Thank you, sir. If you would like to ask a question during this time, simply press star then the number one on your telephone keypad. If you would like to withdraw your question, press the pound key. We’ll pause for a moment to compile the Q&A roster.

Your first question comes from the line of Eric Martinuzzi with Lake Street Capital Markets.

Eric Martinuzzi:
Thanks and congratulations on the good results from Q2. I wanted to talk about the advertising revenue book and (I’ve been) there, but I first wanted to talk about the leads business. Obviously, you guys have had some moving parts here. So as I look at that list, I know you're not giving guidance for Q3, but is that a growth line year over year?

Because when I look at it a year ago, it was $36.5 million. As I look to your guidance here, it seems to me that that would probably be a decline year on year, and I'm sure in part that's driven by you guys trimming some of the leads that you got with the Dealix acquisition year on year. But is that a correct assumption, that that would be down year on year?

Kimberly Boren:
Yes, we had assumed that we would see some decline in the leads business. In Q3 last year, we had the full impact of the Dealix acquisition, and we hadn't materially started trimming back some of that revenue. So you will see that in Q3 of this year when you're looking at comparables.

Eric Martinuzzi:
Okay. And then on the advertising revenue, just terrific results there. That's really a blow-out quarter, certainly versus what I had modeled, and I would assume it was--well, the fact that you guys are highlighting it in the slides and in the press release, it's pleasantly surprised you as well. What is behind that outperformance?

Kimberly Boren:
Sure. There was actually a couple of things that really drove it. Our click volumes just continue to grow, and grow beyond expectations. We continue to set daily records with the volumes that we're seeing on the click side. And couple that with revenue per click growth as well, it's scaling nicely.

And I know we've had conversations around the exponential growth potential there with both of those things, clicks and revenue per click, coming together. And it's nice to see it come to fruition.

Eric Martinuzzi:
Is this like a Google model, where it's almost a self-leveling auction, where the click volumes are there and then advertisers are coming in, maybe not in real time, but in weekly or monthly campaigns as to what they'll pay for click, or is it different than that?

Kimberly Boren:	It's similar. I would absolutely say it's similar from an overall functionality.

Eric Martinuzzi:
Okay. And then back to the expense side of the equation, you did talk about some investments that you had in the front half of the year. I know Jeff talked about those expenses don't necessarily go away because you are still investing in these, like the Guatemala ops, for instance. But what's the expectation for -- is there any relief, or should we model for that -- or relief in the OpEx, perhaps in Q4?

Kimberly Boren:	On the OpEx side, it will be -- we'll have a little bit of relief in Q3 and Q4 from Q2, although we will be investing more in development on the click side of the business.

So you'll see a little bit of a step down, as Jeff mentioned earlier, that we completed the migration of development resources from our outsourced house to in-house. And so we'll see some relief there.

Eric Martinuzzi:	Okay, thanks for taking my questions, and congrats again.

Operator:	Your next question comes from the line of Gary Prespopino with Barrington Research.

Gary Prespopino:
Hey, Kim, when you were talking about this transition to an OEM of 190 retail dealers, right? Then you threw out a number of this OEM has 800 retail dealers. Are they part of the transition? I was writing so fast I couldn't follow what you were saying.

Kimberly Boren:	Yes, so we had 190 of their approximate 800 dealers on our retail program.

Gary Prespopino:	Okay, and since this is an OEM program, are they going to eventually put the rest of their dealers on this program?

Jeff Coats:
Hi, Gary, it's Jeff. A significant number of their dealers are already on that program, but we're working together to get more of their dealers into that program over time. It's a real plus for us. It's a bit unusual. We've not done anything like this before.

But given the really progressive nature of the business rules and the thoughts around how this OEM is managing their program, we thought it made sense to do this.

So we see a lot of upside opportunity for us in this. It's good business rules, good pricing, and the OEM and their outside advisor that manages the program for them will work with us to increase dealer participation and assist us in selling through some of our other products to the dealers in that OEM program.

Gary Prespopino:	Are the OEMs giving the dealers any financial incentive, like a co-op advertising chit for joining up?

Jeff Coats:	They're not doing that, to my knowledge, on the lead side of the equation, but there are some other possibilities under consideration.

Gary Prespopino:
Okay, that sounds interesting. And then could you maybe just -- not giving specifics, but in general -- as I look at your guidance and look at my model, if the OpEx isn't going to come down, we're going to have to get some expansion in the gross margin.

And I'm just wondering, is that coming from the fact that -- will that come from the fact that most of this Dealix prune is about over now? You've had it for a year. And then the advertising and click revenues probably carry a much higher gross margin than the base business. Are those correct assumptions?

Kimberly Boren:	Yes, they are. And I just want to make sure I was clear on the OpEx. We will see a step down in Q3 and Q4 as we finish the migration from the development outsource to in-house.

Gary Prespopino:	Okay. But my assumptions are correct in that, that click and advertising carries a higher gross margin than the corporate average?

Kimberly Boren:	Correct.

Gary Prespopino:	All right. Okay, thank you.

Operator:	Again, if you have a question, please press star one.

Your next question comes from the line of John Blackledge with Cowen and Company.

John Blackledge:	A couple of questions. How many dealers were on the clicks program in 2Q? And then could you discuss the churn profile for dealers on the clicks program since you started it?

Kimberly Boren:
Sure. So, we are not disclosing at this point in time how many dealers are on yet--on the clicks program. As we continue to ramp that, that's something that we can look at as adding that to our dealer count slide. And I think it makes sense over the long term.

And I think the second question was on churn for the dealers on the click program. The churn has been like nothing we've ever seen before in terms of it being incredibly low. It's not like anything that we've seen from an industry perspective when we've benchmarked industry, nor our leads program. So we're seeing very high retention and very high stick rate on that click program.

John Blackledge:
Great. Just one follow-up: Facebook mentioned on their second-quarter call that they were experimenting with auto leads. Just wondering, Jeff, how should we think about that, like potential impacts for Autobytel and other leading players in the space?

Jeff Coats:	We are actually in the midst of building a relationship with Facebook. We are involved in some of the automotive activities that they're doing, as I'm sure are some of our competitors.

We are not currently familiar with all of the details of what they talked about. But based on what we know, we don't currently view it as a major issue for us for the time being.

John Blackledge:	Yes, it was really brief. They just mentioned it pretty briefly, but thought it was an interesting call-out from them.

Jeff Coats:
Yes, you never know with someone that big. It's something that we'll definitely follow up on and understand more; but we've struggled with trying to do an implementation there for a while, and I'd say over the last six to nine months, we're seeing a lot more of an opportunity, and we're very excited about some of the work that we've been doing with them very recently.

John Blackledge:	Thanks so much. Thank you.

Operator:	At this time, this concludes your question-and-answer session. I would now like to turn the call back over to Mr. Coats for closing remarks.

Jeff Coats:	Thank you. Thank you everybody for joining us today. I also want to thank our team of dedicated and extremely hard-working employees.

We look forward to speaking with all of you with our investors at the Canaccord conference in Boston next week and at the Liolios Gateway conference in September in San Francisco. Thank you.

Operator:	Ladies and gentlemen, this does conclude today's teleconference. You may disconnect your lines at this time. Thank you for your participation.

END

NASDAQ: ABTL

autobytel
Your Lifetime Automotive Advisor

Autobytel Q2 2016 Results Presentation

August 4, 2016

Safe Harbor Statement and Non-GAAP Disclosures

autobytel NASDAQ: ABTL

The statements made in the accompanying conference call or contained in this presentation that are not historical facts are forward-looking statements under the federal securities laws. Words such as "anticipates," "could," "may," "estimates," "expects," "projects," "intends," pending," "plans," "believes," "will" and words of similar substance, or the negative of those words, used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding expectations and opportunities, new product expectations and capabilities, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements, including, that (i) the company's belief that its focus on lead quality, which has led to greater customer retention and higher ROI for the company's customers, is a vital component to consistent growth over the long term; (ii) the company continues to expect the launch of its new click-enhanced product solution, along with the beta version of our brand new usedcars.com site, by the end of the 2016 third quarter; (iii) the company expects significant increases in lead volumes to a comprehensive OEM program in the future as the OEM expands its program with all of its dealers, and expects the benefit of higher volumes and cross-sell opportunities for this program to greatly outweigh the reduction in retail dealer count resulting from the transition to this program; (iv) the company expect to continue investing in its core leads business to capitalize on the record level demand from the company's OEM and dealer customers; (v) the company continues to expect 2016 revenue to range between $151 million and $155 million, which represents an increase of approximately 13% to 16% from 2015; (vi) the company continues to expect non-GAAP diluted EPS to range between $1.39 and $1.43, representing an increase of approximately 14% to 17% from 2015; (vii) with several near-term catalysts ahead, as well as expected growth in its core leads business, the company intends to carry its momentum and deliver strong growth and profitability in the back half of 2016; and (viii) the company intends to continue providing dealers and OEMs with high-intent car buyers, regardless of the channel, to ultimately help the dealers and OEMs sell more cars and trucks, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by Autobytel; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in Autobytel's filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results, or financial condition of Autobytel and the market price of the Company's stock.

This presentation includes non-GAAP financial measures as defined by SEC Regulation G. Autobytel's definitions of the non-GAAP financial measures used in this presentation and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures can be found in the appendix of this presentation. Autobytel's management believes that these non-GAAP financial measures provide useful information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are better metrics for monitoring the Company's performance given the effects of the Company's net operating loss carryforwards, acquisitions and non-cash stock-based compensation. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure

Copyright © 2016 Autobytel Inc.

2

Q2 2016 Financial Summary

autobytel
NASDAQ: ABTL

- **Revenues increased 19%** to a Q2 record $36.1 million
- **Advertising revenues increased 159%** to $5.3 million
- **Click revenues increased 459%** to $3.7 million
- **Net Income was** $0.4 million or $0.03 per diluted share, compared to $0.9 million or $0.08 per diluted share
- **Non-GAAP income was** $3.2 million or $0.24 per diluted share, compared to $3.5 million or $0.31 per diluted share

Total Revenues increased 19% to a Q2 Record $36.1 Million

3

Quarterly Revenue

autobytel
NASDAQ: ABTL

Retail Dealer Automotive
OEM/Wholesale Automotive
Specialty Finance
Website Advertising
Revenue ($M)
$21.6
$20.7
$27.0
$25.9
$27.4
$26.0
$26.2
$30.4
$40.2
$36.4
$36.2
$36.1
Q313
Q413
Q114
Q214
Q314
Q414
Q115
Q215
Q315
Q415
Q116
Q216

- **Retail:** Roughly flat YoY due to OEM program transition
- **Wholesale:** Up 18% YoY due to several OEMs significantly ramping their leads program, as well as benefit from the transition of 190 retail dealers to a comprehensive OEM wholesale program
- **Advertising:** Up 159% YoY due to increases in display and other advertising, as well as significant increase in click revenues

4

Click Business Continues to Accelerate

autobytel NASDAQ: ABTL

- Q2 click revenues up 459%, reflecting significant volume growth and expanding revenue per click
- Expecting launch of new click-enhanced product by end of Q3

Click Revenue (millions)
Q2 Click Revenues Up 459% YoY
$0.0
$0.0
$0.0
$0.1
$0.4
$0.4
$0.7
$1.4
$2.0
$2.6
$3.7
Q413
Q114
Q214
Q314
Q414
Q115
Q215
Q315
Q415[1]
Q116
Q216

1) Acquired AutoWeb October 1, 2015.

5

Lead Volume

Retail New
Retail Used
OEM / Wholesale
(millions)
1.4
1.4
1.7
1.6
1.7
1.6
1.6
2.0
2.8
2.4
2.3
2.1
1.1
1.0
1.1
1.0
1.1
1.1
1.1
1.4
2.1
1.8
1.6
1.6
0.1
0.1
0.1
0.2
0.2
0.1
0.2
0.2
0.2
0.2
0.2
0.2
0.3
0.3
0.4
0.4
0.4
0.4
0.4
0.4
0.5
0.5
0.5
0.4
Q3'13
Q4'13
Q1'14
Q2'14
Q3'14
Q4'14
Q1'15
Q2'15
Q3'15
Q4'15
Q1'16
Q2'16

- **Total lead volume** up 7% YoY due to Dealix acquisition and OEM/wholesale expansion; down sequentially due to lower quality Dealix lead-gen methodologies foregone in Q1
- **Retail new leads** down slightly YoY due to transition of lead volume for 190 retail dealers to a comprehensive OEM program
- **Retail used leads** up 1% YoY

6

Autobytel Footprint – Dealers

autobytel NASDAQ: ABTL

Retail New Franchises
Retail Used Franchises
3,626
1,242
2,384
Q213
3,597
1,266
2,331
Q313
3,613
1,262
2,351
Q413
5,035
1,765
3,270
Q114
4,731
1,665
3,066
Q214
4,522
1,550
2,972
Q314
4,154
1,464
2,690
Q414
4,054
1,424
2,630
Q115
5,097
1,788
3,309
Q215
4,867
1,692
3,175
Q315
4,753
1,624
3,129
Q415
4,726
1,627
3,099
Q116
4,412
1,569
2,843
Q216

- Autobytel Q2 dealer count down 13% YoY due to expected dealer churn from Dealix over the course of 2015/2016
- 7% sequential decrease primarily driven by transition of 190 retail dealers to a comprehensive OEM wholesale program

Q2 Dealer Count Reflects Retail → OEM Program Transition

7

Financial Overview

autobytel NASDAQ: ABTL

	2015				2016		YoY Δ%
	Q1	Q2	Q3	Q4	Q1	Q2	Q2
Revenue ($M)	$26.2	$30.4	$40.2	$36.4	$36.2	$36.1	19%
Gross Profit ($M)	$10.1	$11.8	$15.3	$14.5	$13.6	$13.9	18%
Gross Margin	38.5%	38.7%	38.1%	39.7%	37.6%	38.5%	-20 bps
Operating Expenses ($M)	$8.9	$10.1	$12.0	$12.9	$14.5	$13.0	29%
Operating Margin	4.5%	5.6%	8.3%	4.3%	-2.4%	2.6%	-300 bps
Net Income/(Loss) ($M)	$0.8	$0.9	$1.6	$1.4	($0.7)	$0.4	-51%
GAAP EPS Diluted	$0.07	$0.08	$0.14	$0.10	($0.06)	$0.03	-59%
Non-GAAP Income ($M)[1]	$2.4	$3.5	$5.2	$4.4	$2.9	$3.2	-9%
Non-GAAP EPS[2]	$0.21	$0.31	$0.45	$0.33	$0.22	$0.24	-25%
Cash ($M)	$19.3	$16.0	$18.8	$24.0	$24.0	$27.1	70%
Cash Flow From Operations ($M)	($0.5)	$3.0	$5.1	$4.6	$1.6	$4.6	54%
Closing Stock Price	$14.77	$15.99	$16.77	$22.56	$17.36	$13.87	-13%

The above financials are impacted by rounding to the nearest $0.1M.

1) Non-GAAP Income is equal to net income plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain on investment, severance costs and acquisition related expenses, plus litigation settlements. See appendix for reconciliation.
2) Non-GAAP EPS is non-GAAP income divided by weighted average diluted shares outstanding. See appendix for reconciliation.

Total Revenue up 19% to a Q2 Record $36.1 Million

8

Balance Sheet Supports Growth

autobytel NASDAQ: ABTL

- $27.1 million cash
- $15.4 million term loans, $8.0 million revolving line of credit, $1.0 million convertible note
- As of Dec 31, 2015, $139.6 million net operating loss carryforwards
  - $88.2 million federal; $51.4 million state
  - Federal NOLs do not expire until 2021 and beyond

Select Balance Sheet Items

$ Millions	June 30, 2016	Dec 31, 2015
Cash & cash equivalents	$27.1	$24.0
Receivables	28.7	28.1
Net deferred tax assets	22.0	21.5
Total assets	**155.6**	**153.6**
Debt	24.4	27.0
Total liabilities	**43.9**	**45.4**
Total stockholders' equity	**111.7**	**108.2**

$27.1 Million in Cash, $139.6 Million in Net Operating Loss Carryforwards

9

Autobytel Leads Drive Car Sales

autobytel NASDAQ: ABTL

- Consumers submitting leads via Autobytel network accounted for 2.5 million+ new retail sales from 2011-2015
  - This represents **an average of ~4% of all U.S. Light Vehicle New Retail Sales from 2011-2015**
  - **Increased to ~5%** of U.S. LV New Retail Sales in 2015

U.S. LV New Retail Sales by Autobytel Consumers
Sales from Consumers Submitting Autobytel Leads
Dealix Contribution
% of U.S. Retail Sales
388,578
435,221
501,688
590,087
713,747[1]
3.8%
3.7%
3.9%
4.4%
5.0%
2011
2012
2013
2014
2015

1) Dealix contribution is a conservative Autobytel estimate that is yet to be confirmed by IHS data.

Autobytel Consumers Accounted for ~5% of Annual US LV New Retail Sales

10

High Buy Rates with Validated Attribution

autobytel
NASDAQ: ABTL

- **We provide buy rates**, derived from IHS Automotive data[1], that estimate how many consumers who submitted leads through the Autobytel network convert to purchases, or how many leads were lost to other dealers.
- **Most competitors rely only on feedback from dealers/manufacturers** with minimal attribution.
- **Buy rate information provides the ability to drive pricing with dealers,** as well as incremental lead volume.
- Internally generated leads (~74%) often have **40-50% higher gross margins** than those sourced from competitors.

IHS Automotive Lead Conversion Data[2]
(Consumers who Submitted a New Vehicle Lead & Bought New)

22%
16%
11%
9%
7%
3%
Internally-generated Autobytel leads have a buy rate of 16% to 22% — significantly higher than those we source from 3rd parties or purchase from our competitors
Autobytel.com Website
All ABTL Internally Generated
Other 3rd Party Supplier
Competitor/ Supplier A
Competitor/ Supplier B
Competitor/ Supplier C
74% of Leads Sold by Autobytel
26% of Leads Sold by Autobytel (Sourced from 3rd Parties or Competitors)

1) Autobytel contracts with IHS Automotive, a leading provider of market insights and measurement solutions driven by Polk Data, to statistically measure the performance of leads submitted through the Autobytel Network.
2) Buy rates are calculated using a three-month rolling average of 90 day close rates.

Autobytel Internally-Generated Lead Buy Rate is 3x Industry Average of ~6-8%

11

Average Buy Rate[1]

autobytel NASDAQ: ABTL

- **We have a proven track record** of providing high quality leads
- Autobytel's leading edge SEM practice featured in several Google White Papers
- We have consistently maintained these high buy rates since Q1 2011
  - **Autobytel.com avg. buy rate = 24%**
  - **All internally generated avg. buy rate = 18%**

IHS Buy Rates - Autobytel.com
22%
25%
22%
24%
24%
25%
26%
25%
22%
Q2'14
Q3'14
Q4'14
Q1'15
Q2'15
Q3'15
Q4'15
Q1'16
Q2'16

IHS Buy Rates - All Internally Generated Autobytel
16%
21%
18%
18%
18%
20%
19%
17%
16%
Q2'14
Q3'14
Q4'14
Q1'15
Q2'15
Q3'15
Q4'15
Q1'16
Q2'16

1) Only Q1-Q2 2016 include estimated contribution from Dealix.

12

Autobytel Used Car Leads is Growing Rapidly

autobytel NASDAQ: ABTL

- Consumers submitting leads via Autobytel network accounted for 2.5 million+ used car sales from 2011-2015
- **Consistent growth despite minimal investment in the used car business from 2011-2014**

U.S. Used Car Sales by Autobytel Consumers

Used Car Purchases from Consumers Submitting Autobytel Leads
% of U.S. Used Car Sales
443,275
469,422
483,923
539,775
614,349
1.2%
1.3%
1.4%
1.5%
1.6%
2011
2012
2013
2014
2015

Autobytel Consumers Accounted for ~2% of 2015 Used Car Sales

13

Retail Auto Sales Forecast[1]

autobytel NASDAQ: ABTL

U.S. SAAR – July 2015 to July 2016

(millions)

17.5
17.8
18.1
18.2
18.2
17.3
17.6
17.5
16.5
17.4
17.4
16.6
18.1
Jul '15
Aug '15
Sept '15
Oct '15
Nov '15
Dec '15
Jan '16
Feb '16
Mar '16
Apr '16
May '16
Jun '16
Jul '16

- July 2016 SAAR for total sales:
  - 18.1 million units
  - **Up 3% YoY**
- July 2016 projected SAAR for retail sales:
  - 14.8 million units
  - **Up 3% YoY**

1) J.D Power/LMC Automotive

Autobytel On Track to Exceed Industry Growth

14

2016 Outlook[1]

autobytel NASDAQ: ABTL

	Low	High
Revenue	**$151.0**	**$155.0**
Growth	*13%*	*16%*
Non-GAAP Diluted EPS[2]	**$1.39**	**$1.43**
Growth	*14%*	*17%*

- Strong guidance remains unchanged

Revenue
Non-GAAP Diluted EPS
20% REVENUE CAGR FY11 – FY15
$64M
$0.28
$67M
$0.40
$78M
$0.48
$106M
$0.83
$133M
$1.22
$151M-
$155M
$1.39-
$1.43
FY11
FY12
FY13
FY14
FY15
FY16E

1) Guidance updated and effective only on August 4, 2016.
2) Non-GAAP EPS is defined as net income, plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain on investment, severance costs and acquisition related expenses, plus litigation settlements, divided by weighted average diluted shares outstanding. The company has not provided a reconciliation of its 2016 non-GAAP diluted EPS guidance to the most directly comparable GAAP financial measure because the effect, timing and potential significance of the effects of tax considerations, primarily related to the company's net operating loss carryforwards, are out of the company's control and/or cannot be reasonably predicted. Consequently, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

15

Contact Us

autobytel NASDAQ: ABTL

COMPANY CONTACT
Autobytel
Kimberly Boren
Chief Financial Officer
949-862-1396
kimb@autobytel.com

AUTOBYTEL
18872 MacArthur Blvd
Irvine, CA 92612

INVESTOR RELATIONS
Liolios
Cody Slach or Sean Mansouri
949-574-3860
ABTL@liolios.com

autobytel
Your Lifetime Automotive Advisor

About Autobytel Inc.
Autobytel Inc. provides high quality consumer leads and associated marketing services to automotive dealers and manufacturers throughout the United States. The company also provides consumers with robust and original online automotive content to help them make informed car-buying decisions.

The company pioneered the automotive Internet in 1995 with its flagship website www.autobytel.com, and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and has helped every major automaker market its brand online. Investors and other interested parties can receive Autobytel news alerts and special event invitations by accessing the online registration form at investor.autobytel.com/alerts.cfm.

16

Appendix

- *High ROI for Dealers*
- *Reconciliation Table*
- *Mobile Products*
- *Ancillary Products & Investments*

17

High ROI for Dealers

autobytel NASDAQ: ABTL

- Given Autobytel's high conversion rates, our cost per lead model provides a favorable ROI for dealers
- The higher the conversion rate, the greater the price disparity
- Historical average close rate in auto industry is 6-8%
  - **Autobytel estimated buy rate is 17-25%**
- Autobytel cost to dealer represents about half of all dealers' normal marketing expense **at $608[1]**

Average Dealer Cost Per Sale²
$399
$299
$367
$275
$220
$147
$116
Used Cost Per Sale
New Cost per Sale
6% Dealer Close Rate
8% Dealer Close Rate
10% Dealer Close Rate
15% Dealer Close Rate
19% Dealer Close Rate
Competitor
Average Leads Provider
autobytel

1) National Automobile Dealer Association (NADA), 2014.
2) Calculated with an average cost of $22 per lead.

Purchasing Leads From Autobytel Generates a Favorable ROI

18

Non-GAAP Income & EPS Reconciliation

autobytel NASDAQ: ABTL

	2015				2016	
	Q1	Q2	Q3	Q4	Q1	Q2
Net Income/(Loss) ($M)	$0.8	$0.9	$1.6	$1.4	($0.7)	$0.4
Amortization of Acquired Intangibles ($M)	$0.4	$0.5	$0.7	$1.4	$1.4	$1.4
Non-Cash Stock Compensation ($M)	$0.7	$0.6	$0.7	$0.7	$1.4	$0.9
Income Taxes ($M)	$0.3	$0.6	$1.5	$1.0	($0.4)	$0.3
Litigation Settlements ($M)	($0.0)	($0.0)	($0.0)	($0.0)	($0.0)	$0.0
Gain on Investment ($M)	$0.0	$0.0	$0.0	($0.6)	$0.0	$0.0
Acquisition / Severance Expenses ($M)	$0.3	$0.9	$0.7	$0.5	$1.3	$0.1
Non-GAAP Income ($M)[1]	$2.4	$3.5	$5.2	$4.4	$2.9	$3.2
Weighted Average Diluted Shares (k)	11,097	11,057	11,540	13,397	13,346	13,295
Non-GAAP EPS[2]	$0.21	$0.31	$0.45	$0.33	$0.22	$0.24

The above financials are impacted by rounding to the nearest $0.1M.

1) Non-GAAP Income is equal to net income plus amortization of acquired intangibles, non-cash stock compensation, income taxes, gain on investment, severance costs and acquisition related expenses, plus litigation settlements.
2) Non-GAAP EPS is non-GAAP income divided by weighted average diluted shares outstanding.

19

Mobile Products

autobytel NASDAQ: ABTL

autobytel mobile

Suite of Mobile Products & Services

Text CBAUTO
TO 50123
To speak to
a Sales Rep

Text Marketing

Autobytel Mobile is a leader in providing texting services to dealerships. Text message marketing can be used on window stickers, showroom displays, billboards, print, TV, radio, and dealership websites.

TextShield®

Enables 2-way text conversations in a centralized and controlled environment.

Consumer Text
Text In
Text Out
CRM
Dealer Text Via Gateway

TextShield Gateway is the Centerpiece of Our Complete Mobile Suite

Apps

Features and functionality allow dealerships to stay engaged with customers by having them download a Dealer Branded App.

Mobile Websites

Award winning mobile sites convert traffic into real time leads.

Send2Phone

2014 Chevrolet Cruze LS
Ext Color: Red Hot
Int Color: Gray
Trans: Manual
Body Style: Sedan
MPG: 25 / 36
Send To Phone

Enables consumers to send tactical mobile landing pages to their cell phones via SMS.

Autobytel Enables Dealers to Reach the Increasingly Mobile Consumer

20

autobytel
NASDAQ: ABTL

Ancillary Products & Investments

SaleMove
From autobytel

- SaleMove technology allows dealers to interact with consumers in real-time through whichever method they choose (i.e. live video, phone, text-based chat, etc.).

GoMoto

- Invested in GoMoto: An interactive digital solution for dealer showrooms/service centers
- Designed to drive customer engagement and increase conversion

PAYMENTPRO
by autobytel

- Enables consumers to shop by payment with their PC or mobile device
- Provides dealers with pre-qualified customers

Redefining How Customers Interact With Dealers

21